Exhibit 99.1

Monotype Imaging Announces Second Quarter 2011 Results

Company Reports Record Revenue and Increases Annual Guidance

WOBURN, Mass.--(BUSINESS WIRE)--July 29, 2011--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced financial results for the second quarter ended June 30, 2011.

Second quarter 2011 highlights:

  Second quarter revenue was a record $31.1 million, a 27 percent increase year-over-year.
  Operating income for the second quarter increased 46 percent to $9.7 million, a 31 percent operating margin.
  Non-GAAP net adjusted EBITDA for the second quarter increased 33 percent to $13.8 million, or 44 percent of revenue.
  Second quarter non-GAAP earnings per diluted share were $0.22.

“Monotype Imaging delivered a strong quarter. Our OEM results reflect an increasing contribution from our Display Imaging business, complementing our leadership position within the printer OEM market,” said Doug Shaw, president and chief executive officer. “Our ability to strengthen and extend brands across print and digital media is increasing the value we can provide our customers and is driving the growth in our Creative Professional business.”

“The investments we’ve been making to diversify our business resulted in record revenue, while we continued to drive significant levels of profitability,” said Scott Landers, senior vice president and chief financial officer. “Our new credit facility will allow Monotype Imaging maximum, financial flexibility as we continue to invest in the future.”

Second quarter operating results

Revenue for the second quarter of 2011 was $31.1 million, up 27 percent compared to $24.4 million in the second quarter of 2010. OEM revenue for the quarter was $22.9 million, increasing 24 percent from the second quarter of 2010. Creative Professional revenue for the quarter was $8.2 million, increasing 35 percent from the second quarter of 2010.

Net income for the second quarter of 2011 was $5.6 million, compared to $3.0 million in the second quarter of 2010. Earnings per diluted share for the second quarter of 2011 were $0.15 compared to $0.08 in the same period last year.

Non-GAAP net income for the second quarter of 2011, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $8.1 million, compared to $5.3 million in the second quarter of 2010. Non-GAAP earnings per diluted share for the second quarter of 2011 were $0.22, compared to $0.15 in the same period last year.

In the second quarter of 2011, non-GAAP net adjusted EBITDA was $13.8 million or 44 percent of revenue, compared to $10.4 million or 43 percent of revenue in the second quarter of 2010.

A reconciliation of GAAP measures to non-GAAP measures for the three and six months ended June 30, 2011 and 2010 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype Imaging had cash and cash equivalents of $53.1 million as of June 30, 2011, an increase from $48.9 million as of March 31, 2011. Monotype Imaging generated $10.4 million of cash from operations in the second quarter of 2011.

The company's outstanding debt was $57.3 million as of June 30, 2011, a decrease from $65.9 million as of Dec. 31, 2010.

Net debt, defined as outstanding debt less cash and cash equivalents, was $4.3 million as of June 30, 2011, a decrease from $23.1 million as of Dec. 31, 2010.

Debt refinancing

On July 13, 2011, Monotype Imaging entered into a new credit agreement that provides for a five-year, $120 million secured revolving credit facility. The new credit agreement replaces the company’s existing term loan, which was scheduled to expire in July, 2012. The agreement provides Monotype Imaging with lower interest rates, increased flexibility for use of cash and the ability to increase the facility to $140 million upon request, with lender consent.

In connection with the debt refinancing, the company expects to record a non-cash, non-operating charge of approximately $425,000 or $0.01 per share in the third quarter of 2011.

Further information is available in the company’s Form 8-K, which was filed on July 19, 2011, and can be found in the Investor Relations section of www.monotypeimaging.com.

Financial outlook

For the third quarter of 2011, Monotype Imaging expects revenue in the range of $30.0 million to $31.5 million. The company expects third quarter 2011 non-GAAP net adjusted EBITDA in the range of $13.0 million to $14.0 million, GAAP earnings per diluted share in the range of $0.14 to $0.16 and non-GAAP earnings per diluted share in the range of $0.20 to $0.22.

For full year 2011, Monotype Imaging expects revenue in the range of $121.0 million to $124.0 million. The company expects full year 2011 non-GAAP net adjusted EBITDA in the range of $53.0 million to $55.0 million and GAAP earnings per diluted share in the range of $0.58 to $0.61 and non-GAAP earnings per diluted share in the range of $0.84 to $0.87.

Third quarter and full year GAAP earnings per diluted share and non-GAAP earnings per diluted share include the impact of the non-cash charge associated with the company’s debt refinancing.

Conference call details

Monotype Imaging will host a conference call on Friday, July 29, 2011, at 8:30 a.m. EDT to discuss the company's second quarter 2011 results and business outlook for 2011. Individuals who are interested in listening to the audio webcast should log on to the Investor Relations portion of the About Us section of Monotype Imaging’s website at www.monotypeimaging.com. The live call can also be accessed by dialing 866-225-8754 (domestic) or 480-629-9645 (international) using passcode 4456424. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investor Relations portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging combines technology with design to help the world communicate. Based in Woburn, Mass. with offices in the U.S., Europe and Asia, Monotype Imaging brings text imaging and graphical user interface capabilities to consumer electronics devices such as laser printers, copiers, mobile phones, navigation devices, digital cameras, e-book readers, digital televisions, set-top boxes and consumer appliances. The company also provides printer drivers and color imaging solutions to printer manufacturers and OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 14,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries – home to some of the world's most widely used designs, including the Times New Roman®, Helvetica® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative, business and Web professionals through e-commerce portals, direct and indirect sales and custom design services. Monotype Imaging offers industry-standard font solutions that support all of the world's major languages. Information about Monotype Imaging can be found at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. © 2011 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$53,060	$42,786
Accounts receivable, net of allowance for doubtful accounts	6,080	4,720
Income tax refunds receivable	440	340
Deferred income taxes	436	350
Prepaid expenses and other current assets	2,297	2,480

Total current assets	62,313	50,676
Property and equipment, net	1,925	1,589
Goodwill	145,843	142,354
Intangible assets, net	77,021	80,239
Other assets	4,175	3,947

Total assets	$291,277	$278,805

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$513	$753
Accrued expenses and other current liabilities	9,842	13,045
Accrued income taxes	—	1,171
Deferred revenue	11,300	8,506
Current portion of long-term debt	10,000	8,355

Total current liabilities	31,655	31,830
Long-term debt, less current portion	47,344	57,504
Other long-term liabilities	765	471
Deferred income taxes	22,372	19,328
Reserve for income taxes, net of current portion	1,238	1,125
Accrued pension benefits	3,993	3,565
Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	161,489	155,791
Treasury stock, at cost	(86)	(86)
Retained earnings	19,355	8,317
Accumulated other comprehensive income	3,116	925

Total stockholders’ equity	183,910	164,982

Total liabilities and stockholders’ equity	$291,277	$278,805

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue	$31,066	$24,435	$60,795	$48,896
Costs and expenses:
Cost of revenue	2,961	1,910	4,987	3,728
Cost of revenue—amortization of acquired technology	798	868	1,575	1,739

Total cost of revenue	3,759	2,778	6,562	5,467

Gross profit	27,307	21,657	54,233	43,429
Operating expenses:
Marketing and selling	8,231	6,204	16,029	12,178
Research and development	3,933	3,570	8,060	7,591
General and administrative	4,144	4,072	8,337	8,096
Amortization of other intangible assets	1,304	1,187	2,595	2,388

Total operating expenses	17,612	15,033	35,021	30,253
Income from operations	9,695	6,624	19,212	13,176
Other (income) expense:
Interest expense	885	1,108	1,801	2,303
Interest income	(25)	—	(62)	(13)
(Gain) loss on foreign exchange	(85)	1,701	(481)	2,689
Loss (gain) on derivatives	351	(1,008)	1,023	(1,765)
Other (income) expense, net	—	(9)	—	(9)

Total other expense	1,126	1,792	2,281	3,205
Income before provision for income taxes	8,569	4,832	16,931	9,971
Provision for income taxes	2,971	1,788	5,893	3,665

Net income	$5,598	$3,044	$11,038	$6,306

Net income available to common stockholders – basic & diluted	$5,502	$3,022	$10,861	$6,266

Net income per common share:
Basic	$0.16	$0.09	$0.31	$0.18
Diluted	$0.15	$0.08	$0.30	$0.17
Weighted average number of shares:
Basic	35,308,941	34,727,219	35,176,156	34,651,885
Diluted	36,772,515	35,992,541	36,638,697	35,924,077

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
GAAP operating income	$9,695	$6,624	$19,212	$13,176
Depreciation and amortization	2,363	2,305	4,667	4,648
Share based compensation	1,753	1,474	3,322	2,811

Non-GAAP net adjusted EBITDA	$13,811	$10,403	$27,201	$20,635

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
GAAP net income	$5,598	$3,044	$11,038	$6,306
Amortization, net of tax	1,373	1,295	2,718	2,610
Share based compensation, net of tax	1,145	929	2,166	1,778

Non-GAAP net income	$8,116	$5,268	$15,922	$10,694

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
GAAP earnings per diluted share	$0.15	$0.08	$0.30	$0.17
Amortization, net of tax	0.04	0.04	0.07	0.07
Share based compensation, net of tax	0.03	0.03	0.06	0.05

Non-GAAP earnings per diluted share	$0.22	$0.15	$0.43	$0.29

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Marketing and selling	$728	$543	$1,395	$1,023
Research and development	409	309	773	615
General and administrative	616	622	1,154	1,173

Total share based compensation	$1,753	$1,474	$3,322	$2,811

MONOTYPE IMAGING HOLDINGS INC.
MARKET INFORMATION
(Unaudited and in thousands)

The following table presents revenue for our two major markets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
OEM	$22,885	$18,387	$44,783	$36,008
Creative professional	8,181	6,048	16,012	12,888

Total	$31,066	$24,435	$60,795	$48,896

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q3 2011	Q3 2011
GAAP net income	$5,100	$5,800
Amortization, net of tax	1,200	1,200
Share-based compensation, net of tax	1,100	1,100

Non-GAAP net income	7,400	8,100

	Low End of Guidance	High End of Guidance
	Q3 2011	Q3 2011
GAAP earnings per diluted share	$0.14	$0.16
Amortization, net of tax, per diluted share	0.03	0.03
Share-based compensation, net of tax, per diluted share	0.03	0.03

Non-GAAP earnings per diluted share	$0.20	$0.22

Weighted average diluted shares used to compute non- GAAP earnings per share	37,300,000	37,300,000

Assumes 34% effective tax rate.

	Low End of Guidance	High End of Guidance
	2011	2011
GAAP net income	$21,400	$22,500
Amortization, net of tax	5,100	5,100
Share-based compensation, net of tax	4,400	4,400

Non-GAAP net income	30,900	32,000

	Low End of Guidance	High End of Guidance
	2011	2011
GAAP earnings per diluted share	$0.58	$0.61
Amortization, net of tax, per diluted share	0.14	0.14
Share-based compensation, net of tax, per diluted share	0.12	0.12

Non-GAAP earnings per diluted share	$0.84	$0.87

Weighted average diluted shares used to compute non- GAAP earnings per share	36,800,000	36,800,000

Assumes 35% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA

	Low End of Guidance	High End of Guidance
	Q3 2011	Q3 2011
GAAP operating income	$9,200	$10,200
Depreciation and amortization	2,100	2,100
Share-based compensation	1,700	1,700

Non-GAAP net adjusted EBITDA	$13,000	$14,000

	Low End of Guidance	High End of Guidance
	2011	2011
GAAP operating income	$37,300	$39,300
Depreciation and amortization	8,900	8,900
Share-based compensation	6,800	6,800

Non-GAAP net adjusted EBITDA	$53 ,000	$55,000

CONTACT:
Investor Relations Contact:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com